Form S-8
Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 21, 2018, relating to the consolidated financial statements of Nutanix, Inc. and its subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Nutanix, Inc. for the year ended July 31, 2018.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
September 21, 2018